CERTIFICATE OF MERGER
                                       OF
                        EAST COAST VENTURE CAPITAL, INC.
                            (A NEW YORK CORPORATION)
                                       AND
                        EAST COAST VENTURE CAPITAL, INC.
                            (A DELAWARE CORPORATION)



         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are :

                  (i) East Coast Venture Capital, Inc., which is incorporated under the laws of the State of New York ("East Coast NY"); and

                  (ii) East Coast Venture Capital, Inc., which is incorporated under the laws of the State of Delaware ("East Coast DEL").

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by East Coast NY in accordance with the State of its incorporation and by East Coast DEL in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is East Coast DEL, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of East Coast DEL, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                           50 East 42nd Street
                           New York, NY  10017

         6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of East Coast NY consists of 25,000,000 shares, $.01 par value per share.

Dated:  June 25, 1998

                                              EAST COAST VENTURE CAPITAL, INC.
                                             (NEW YORK)


                                          By:    /s/ ZINDEL ZELMANOVICH
                                              --------------------------------
                                              Name:  Zindel Zelmanovich
                                              Title: President


Dated:  June 25, 1998

                                              EAST COAST VENTURE CAPITAL, INC.
                                              (DELAWARE)


                                          By:    /s/ ZINDEL ZELMANOVICH
                                              --------------------------------
                                              Name:  Zindel Zelmanovich
                                              Title: President


                                       2